EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	THOMAS h. pOHLMAN
CHIEF EXECUTIVE OFFICER AND PRESIDENT
OCTOBER 17, 2014		(515) 232-6251

AMES NATIONAL CORPORATION

ANNOUNCES 2014 THIRD QUARTER EARNINGS RESULTS

Third Quarter 2014 Results:

For the quarter ended September 30, 2014, net income for Ames National Corporation (the Company) totaled $3,731,000 or $0.40 per share, a 0.5% increase over the $3,712,000 or $0.40 per share earned in 2013. Net income was relatively unchanged; however, net interest income was up 6% but was offset by a similar increase in noninterest expense.

The Company is pleased to announce the completion of the acquisition of three First Bank branches located in West Des Moines and Johnston, Iowa by First National Bank (FNB), an affiliated bank of the Company, on August 29, 2014 (the “Acquisition”). The Company and FNB welcome our new customers and employees and look forward to a mutually beneficial long term relationship. The newly combined staffs of FNB have made outstanding progress during the third quarter with the integration of the new branches and are to be commended on their significant efforts to ensure a smooth transition. FNB’s net income for the quarter ended September 30, 2014 was $1,797,000, as compared to $1,910,000 for the quarter ended September 30, 2013. Non-routine costs associated with the Acquisition totaled approximately $86,000 for the quarter ended September 30, 2014.

Third quarter net interest income totaled $9,018,000, an increase of $506,000, or 6%, compared to the same quarter a year ago, due primarily to an increase in the average balance of real estate loans and higher yields on taxable securities available-for-sale. The increase in net interest income led to an improvement in the Company’s net interest margin to 3.32% for the quarter ended September 30, 2014 as compared to 3.28% for the quarter ended September 30, 2013.

A provision for loan losses of $55,000 was recognized in the third quarter of 2014 as compared to $92,000 in the third quarter of 2013. Net loan charge-offs were $42,000 for the quarter ended September 30, 2014 compared to $8,000 for the quarter ended September 30, 2013.

Noninterest income for the third quarter of 2014 totaled $1,829,000 as compared to $1,820,000 for the same period in 2013. The increase in noninterest income is primarily due to wealth management income, offset in part by a decrease in realized securities gains.

Noninterest expense for the third quarter of 2014 totaled $5,666,000 compared to $5,231,000 recorded in 2013. The increase of 8.3% in noninterest expense was primarily due to salaries and benefits, data processing and other operating expenses. The increase in salaries and benefits was mainly the result of additional payroll costs as a result of the Acquisition and normal salary increases. The increase in data processing and other expenses was mainly the result of costs associated with the Acquisition. The efficiency ratio for the third quarter of 2014 was 52.24%, compared to 50.63% in 2013.

Nine Months 2014 Results:

For the nine months ended September 30, 2014, net income for the Company totaled $12,113,000, or $1.30 per share, compared to $10,577,000, or $1.14 per share in 2013. Net income increased primarily due to an after tax gain on the sale of premises and equipment of $778,000, increases in loan and securities available-for-sale interest income and a decrease in other real estate owned expenses. The Company sold its office location near Iowa State University in Ames, Iowa (University office) and has purchased another office location near the campus. Excluding the after tax one-time gain on the sale of premises and equipment, net income would have been $11,334,000, or $1.22 per share in 2014, as compared to $10,577,000, or $1.14 per share in 2013, a 7% increase.

Net interest income for the nine months ended September 30, 2014 totaled $26,731,000, an increase of $2,028,000, or 8.2%, compared to the same period a year ago, due primarily to an increase in the average balance of real estate loans and higher yields on taxable securities available-for-sale. This improvement in interest income led to an improvement in the Company’s net interest margin to 3.29% for the nine months ended September 30, 2014 as compared to 3.16% for the nine months ended September 30, 2013.

A provision for loan losses of $130,000 was recognized in the nine months ended September 30, 2014 as compared to $166,000 for the nine months ended September 30, 2013. Net loan charge-offs were $171,000 for the nine months ended September 30, 2014 compared to $36,000 for the nine months ended September 30, 2013.

Noninterest income for the nine months ended September 30, 2014 totaled $6,508,000 as compared to $5,752,000 for the same period in 2013. The increase in noninterest income is primarily due to the gain on the sale of the University office and an increase in wealth management income, which were offset in part by a decrease in the level of gains realized on the sale of loans held for sale and a decrease in securities gains.

Noninterest expense for the nine months ended September 30, 2014 totaled $16,405,000 compared to $16,188,000 recorded in 2013. The increase of 1.3% in noninterest expense was primarily due to salaries and benefits, from normal salary increases, higher incentive pay and additional payroll costs associated with the Acquisition. This increase in noninterest expense was offset by lower other real estate owned expenses due to no impairment write downs in 2014 as compared to a $670,000 impairment write down in 2013. The efficiency ratio for the nine months ended September 30, 2014 was 49.35%, as compared to 53.15% in 2013.

Balance Sheet Review:

As of September 30, 2014, total assets were $1,298,162,000, an $84,929,000 increase compared to September 30, 2013. The increase in assets, primarily loans, was mainly due to the Acquisition of the First Bank branches.

Securities available-for-sale as of September 30, 2014 declined to $568,441,000, from $583,477,000 as of September 30, 2013. The decrease in securities available-for-sale is primarily due to pay downs of U.S. government mortgage-backed securities and maturities of state and political subdivision bonds.

Net loans as of September 30, 2014 increased 16.5% to $615,701,000 as compared to $528,706,000 as of September 30, 2013. The growth was due to both the Acquisition and growth at the affiliate banks. This growth primarily resulted in increases in the 1-4 family real estate, construction real estate and commercial real estate loan portfolios. The allowance for loan losses on September 30, 2014 totaled $8,531,000, or 1.37% of gross loans, compared to $7,903,000 or 1.47% of gross loans as of September 30, 2013. The decrease in the percentage of allowance for loan losses to gross loans can be primarily attributed to the Acquisition, as the purchased loan portfolio is initially recorded without an allowance for loan loss. Impaired loans as of September 30, 2014, were $2,259,000, or 0.36% of gross loans, compared to $967,000, or .17% of gross loans as of June 30, 2014 and $2,420,000, or 0.45% of gross loans as of September 30, 2013. The increase in impaired loans was due to the Acquisition.

Other real estate owned was $10,188,000 and $8,994,000 as of September 30, 2014 and 2013, respectively. The increase in the other real estate owned was primarily due to two parcels added as a result of the Acquisition. Due to potential changes in the real estate markets, it is at least reasonably possible that management’s assessments of fair value will change in the near term and that such changes could materially affect the amounts reported in the Company’s financial statements.

Deposits totaled $1,039,786,000 on September 30, 2014, a 6.4% increase from the $977,006,000 recorded at September 30, 2013. The increase in deposits was primarily due to the Acquisition, offset in part by a reduction in deposits due to a customer transferring funds from a commercial checking account to a daily repurchase agreement.

Securities sold under agreements to repurchase and federal funds purchased totaled $68,194,000 on September 30, 2014, a 113.3% increase from the $31,974,000 recorded at September 30, 2013. The increase was primarily related to a commercial customer transferring funds to a daily repurchase account from a commercial checking account and an increase in an existing commercial customer’s repurchase account balance.

The Company’s stockholders’ equity represented 11.9% of total assets as of September 30, 2014 with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations. Total stockholders’ equity was $153,970,000 as of September 30, 2014, and $141,354,000 as of September 30, 2013. The increase in stockholders’ equity was primarily the result of net income and higher fair value on the securities available-for-sale as reflected in the increase in accumulated other comprehensive income, offset in part by dividends.

Shareholder Information:

Return on average assets was 1.20% for the quarter ended September 30, 2014, compared to 1.24% for the same period in 2013. Return on average equity was 9.73% for the quarter ended September 30, 2014, compared to the 10.77% in 2013. Return on average assets was 1.29% for the nine months ended September 30, 2014, compared to 1.15% for the same period in 2013. Return on average equity was 10.78% for the nine months ended September 30, 2014, compared to the 9.86% in 2013. Excluding the after tax one-time gain on the sale of University office, return on average assets would have been 1.21% and return on average equity would have been 10.12% for the nine months ended September 30, 2014.

The Company’s stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $22.35 on September 30, 2014. During the third quarter of 2014, the price ranged from $22.13 to $24.37.

On August 13, 2014, the Company declared a quarterly cash dividend on its common stock, payable on November 17, 2014 to stockholders of record as of November 3, 2014, equal to $0.18 per share.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Reliance State Bank, Story City; and United Bank & Trust, Marshalltown.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

September 30, 2014 and 2013

(unaudited)

ASSETS	2014	2013
Cash and due from banks	$25,685,197	$25,658,649
Interest bearing deposits in financial institutions	41,529,118	34,255,292
Securities available-for-sale	568,440,561	583,476,550
Loans receivable, net	615,701,355	528,706,450
Loans held for sale	447,423	627,754
Bank premises and equipment, net	15,984,355	12,072,845
Accrued income receivable	8,589,329	8,090,874
Other real estate owned	10,187,794	8,993,815
Deferred income taxes	1,662,407	4,103,206
Core deposit intangible, net	1,843,857	1,095,315
Goodwill	6,732,216	5,600,749
Other assets	1,358,413	551,320

Total assets	$1,298,162,025	$1,213,232,819

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$175,656,528	$165,723,905
NOW accounts	294,207,846	287,015,885
Savings and money market	315,650,511	283,671,827
Time, $100,000 and over	98,705,314	93,306,121
Other time	155,565,574	147,288,212
Total deposits	1,039,785,773	977,005,950

Securities sold under agreements to repurchase and federal funds purchased	68,194,012	31,973,603
Federal Home Loan Bank advances and other borrowings	29,986,152	57,558,364
Dividend payable	1,675,964	1,489,746
Accrued expenses and other liabilities	4,550,116	3,851,551
Total liabilities	1,144,192,017	1,071,879,214

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares; issued 9,432,915 shares; outstanding 9,310,913 shares as of September 30, 2014 and 2013	18,865,830	18,865,830
Additional paid-in capital	22,651,222	22,651,222
Retained earnings	109,239,104	100,267,297
Accumulated other comprehensive income-net unrealized income on securities available-for-sale	5,230,350	1,585,754
Treasury stock, at cost; 122,002 shares at September 30, 2014 and 2013	(2,016,498)	(2,016,498)
Total stockholders' equity	153,970,008	141,353,605

Total liabilities and stockholders' equity	$1,298,162,025	$1,213,232,819

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Interest income:
Loans	$6,722,179	$6,569,005	$19,708,190	$18,874,279
Securities
Taxable	1,792,258	1,357,658	5,407,157	4,137,431
Tax-exempt	1,538,531	1,737,687	4,857,733	5,212,498
Interest bearing deposits and federal funds sold	67,183	86,126	213,259	304,172

Total interest income	10,120,151	9,750,476	30,186,339	28,528,380

Interest expense:
Deposits	803,098	924,219	2,557,799	2,919,660
Other borrowed funds	299,434	315,116	897,781	905,966

Total interest expense	1,102,532	1,239,335	3,455,580	3,825,626

Net interest income	9,017,619	8,511,141	26,730,759	24,702,754

Provision for loan losses	55,145	92,388	130,020	165,962

Net interest income after provision for loan losses	8,962,474	8,418,753	26,600,739	24,536,792

Noninterest income:
Wealth Management Income	686,955	532,709	2,108,150	1,631,478
Service fees	426,588	402,062	1,194,862	1,179,889
Securities gains, net	79,501	204,738	214,582	637,979
Gain on sale of loans held for sale	224,554	268,658	473,733	969,578
Merchant and card fees	281,766	271,485	831,405	884,583
Gain on sale of premises and equipment, net	-	-	1,242,209	-
Other noninterest income	129,326	140,081	443,505	448,214

Total noninterest income	1,828,690	1,819,733	6,508,446	5,751,721

Noninterest expense:
Salaries and employee benefits	3,513,375	3,288,760	10,235,563	9,736,156
Data processing	656,715	581,301	1,823,635	1,781,152
Occupancy expenses, net	366,258	358,739	1,185,066	1,103,920
FDIC insurance assessments	164,535	173,878	490,231	506,629
Professional fees	332,988	313,174	963,876	853,202
Business development	303,026	255,899	726,503	649,283
Other real estate owned expense, net	(19,908)	(14,436)	(198)	653,302
Core deposit intangible amortization	76,959	65,751	203,707	207,949
Other operating expenses, net	272,474	207,437	776,248	696,195

Total noninterest expense	5,666,422	5,230,503	16,404,631	16,187,788

Income before income taxes	5,124,742	5,007,983	16,704,554	14,100,725

Income tax expense	1,393,256	1,295,916	4,592,054	3,524,028

Net income	$3,731,486	$3,712,067	$12,112,500	$10,576,697

Basic and diluted earnings per share	$0.40	$0.40	$1.30	$1.14

Declared dividends per share	$0.18	$0.16	$0.54	$0.48